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                                                                   EXHIBIT 10.8A

                               EXTENSION AGREEMENT


         THIS EXTENSION AGREEMENT is entered into on February 21, 1997 between COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association ("Coast") and XICOR, INC. ("Borrower"), with reference to the following facts:

         A. Coast and Borrower have entered into that certain Loan and Security Agreement dated March 10, 1993 (as amended from time to time, the "Loan Agreement"). (The Loan Agreement and all other written documents, instruments and agreements between Coast and the Borrower are herein referred to as the "Loan Documents". All capitalized terms which are not defined in this Agreement shall have the meaning set forth in the Loan Agreement.)

         B. The term of the Loan Agreement is due to expire on March 31, 1997, and the parties desire to extend the term of the Loan Agreement on the terms and conditions set forth in this Agreement.

         THE PARTIES AGREE AS FOLLOWS:

         1. EXTENSION. The "initial renewal date" in Section 8 of the Loan Agreement, is hereby deleted from Section 8 and replaced by "March 31, 1998."

         2. EXTENSION FEE. In consideration for Coast entering into this Extension Agreement, the Borrower agrees to pay Coast an extension fee in the amount of $40,000 (the "Extension Fee"), in addition to all interest and other sums payable to Coast hereunder or under the other Loan Documents, is fully earned as of the date hereof and is not refundable. The Extension Fee shall be payable upon the execution hereof. The obligation to pay the Extension Fee shall be included in the "Obligations" for all purposes of the Loan Documents.

         3. REPRESENTATIONS TRUE; NO DEFAULTS. Without limiting any of the terms or provisions of the Loan Documents, Borrower represents and warrants to Coast that all representations and warranties of the Borrower in the Loan Documents are true and correct and that no Event of Default and no event which, with notice or passage of time or both, would constitute an Event or Default under any of the Loan Documents has occurred.

         4. GENERAL PROVISIONS. This Extension Agreement sets forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. This Extension Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. Except as herein expressly modified or amended, all of the terms and provisions of the Loan Agreement, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement is being entered into, and shall be governed by the laws of the State of California.

COAST BUSINESS CREDIT, a division of             XICOR, INC.
Southern Pacific Thrift & Loan Association

By:     /s/ Edit Kondorosi                       By:     /s/ Klaus G. Hendig
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Title:  Senior Vice President                    Title:  Vice President
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